EXHIBIT 99.1
To the Shareholders and Board of Directors of Oneida Valley Bancshares, Inc.


      We have audited the accompanying consolidated statements of condition of Oneida Valley Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders? equity and cash flows for the years then ended. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial condition of Oneida Valley Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.

Syracuse, New York
January 16, 1998

To the Shareholders and Board of Directors of Oneida Valley Bancshares, Inc.


      We have audited the accompanying consolidated statements of condition of Oneida Valley Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders? equity and cash flows for the years then ended. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial condition of Oneida Valley Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                        COOPERS & LYBRAND L.L.P.

Syracuse, New York
January 17, 1997

1997 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES


                  ONEIDA VALLEY BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CONDITION
                           December 31, 1997 and 1996
                             (Thousands of Dollars)


                                                            1997         1996
                                                            ----         ----
ASSETS
Cash and cash equivalents
  Cash and due from banks                                 $  9,750     $ 10,956
  Federal funds sold                                             0        1,800
                                                          --------     --------
Total cash and cash equivalents                              9,750       12,756
Investment securities                                       63,745       61,127
Loans                                                      137,621      130,031
  Less: Allowance for possible loan losses                   1,717        1,754
  Less: Unearned income                                         15           35
                                                          --------     --------
     Net loans                                             135,889      128,242
Bank premises and equipment                                  5,192        4,607
Other assets                                                 2,923        2,506
                                                          --------     --------
     TOTAL ASSETS                                         $217,499     $209,238
                                                          ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
    Non-Interest Bearing                                   $28,649      $30,048
    Interest Bearing                                       157,068      150,702
                                                          --------     --------
    Total deposits                                         185,717      180,750
  Short-term borrowings                                      4,008          839
  Accrued taxes and other liabilities                        3,031        2,850
                                                          --------     --------
    Total liabilities                                      192,756      184,439
                                                          --------     --------
Stockholders' equity
  Common stock, par value $2.50 per share;
  2,000,000 shares authorized, 964,740 issued                2,412        2,412
Surplus                                                      2,412        2,412
Undivided profits                                           22,003       20,589
Unrealized holding gain (loss) on securities, net               66          (88)
Treasury stock, at cost: 59,461 and 15,000 shares           (2,150)        (526)
                                                          --------     --------
Total stockholders' equity                                  24,743       24,799
                                                          --------     --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $217,499     $209,238
                                                          ========     ========



The accompanying notes are an integral part of the consolidated financial statements.

1997 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES (Con't)


                            ONEIDA VALLEY BANCSHARES, INC.
                          CONSOLIDATED STATEMENTS OF INCOME
                    Years Ended December 31, 1997, 1996, and 1995
                                (Thousands of Dollars)


                                                         1997        1996     1995
                                                         ----        ----     ----
INTEREST INCOME
Interest and fees on loans                               $11,845   $11,338   $10,961
Interest and dividends on investment securities:
   U.S. government agency obligations                      2,960     3,059     3,221
   State and municipal obligations                           403       424       394
   Other                                                     373       362       413
Interest on federal funds sold and balances with banks       225       201       236
                                                         -------   -------   -------
   Total interest income                                  15,806    15,384    15,225
                                                         -------   -------   -------
INTEREST EXPENSE Interest on deposits:
   Regular savings, NOW, money market                      2,288     2,148     2,419
   Time deposits                                           4,090     3,784     3,632
Interest on short term borrowings                             75        42       114
                                                         -------   -------   -------
   Total interest expense                                  6,453     5,974     6,165
                                                         -------   -------   -------
   Net interest income                                     9,353     9,410     9,060

PROVISION FOR POSSIBLE LOAN LOSSES                           235       350       175
                                                         -------   -------   -------
   Net interest income after provision for possible
   loan losses                                             9,118     9,060     8,885
                                                         -------   -------   -------
OTHER OPERATING INCOME
Trust Department income                                      353       300       251
Service charges on deposit accounts                          861       793       753
Computer service                                             244       239       202
Other                                                        631       532       516
                                                         -------   -------   -------
   Total other operating income                            2,089     1,864     1,722
                                                         -------   -------   -------
OTHER OPERATING EXPENSE
Salaries and employee benefits                             4,297     4,070     3,848
Net occupancy expense of bank premises                       585       544       523
Furniture and equipment expense                              528       620       595
Printing stationery and supplies                             192       212       208
FDIC insurance expense                                        28         2       202
Other                                                      1,763     1,662     1,505
                                                         -------   -------   -------
   Total other operating expense                           7,393     7,110     6,881
                                                         -------   -------   -------
   Income before income taxes                              3,814     3,814     3,726
APPLICABLE INCOME TAXES                                    1,300     1,306     1,321
                                                         -------   -------   -------
   NET INCOME                                            $ 2,514   $ 2,508   $ 2,405
                                                         =======   =======   =======
BASIC EARNINGS PER COMMON SHARE                          $  2.72   $  2.63   $  2.49


The accompanying notes are an integral part of the consolidated financial statements.

1997 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES (Con't)

                                             ONEIDA VALLEY BANCSHARES, INC.
                                           CONSOLIDATED STATEMENTS OF CHANGES
                                                IN STOCKHOLDERS' EQUITY
                                     Years Ended December 31, 1997, 1996, and 1995
                                                 (Thousands of Dollars)


                                                                               Unrealized holding    Treasury
                                            Common               Undivided       Gain (loss) on       Stock At
                                            Stock     Surplus     Profits        Securities, net        Cost    Total
                                            ------    -------    ---------     ------------------    ---------  -----
Balance at December 31, 1994                $2,412     $2,412      $17,802            $(1,585)                 $21,041
  Net income - 1995                                                  2,405                                       2,405
  Dividends ($1.08 per share)                                       (1,042)                                     (1,042)
  Changes in unrealized holding
  gain (loss) on securities, net                                                        1,484                    1,484
                                            ------     ------      -------            -------       -----      -------
Balance at December 31, 1995                $2,412     $2,412      $19,165            $  (101)                 $23,888

  Net income - 1996                                                  2,508                                       2,508
  Dividends ($1.14 per share)                                       (1,084)                                     (1,084)
  Changes in unrealized holding
  gain on securities, net                                                                  13                       13
  Treasury stock transactions
    15,000 shares                                                                                    (526)        (526)
                                            ------     ------      -------            -------      ------      -------
Balance at December 31, 1996                $2,412     $2,412      $20,589            $   (88)     $ (526)     $24,799

  Net income - 1997                                                  2,514                                       2,514
  Dividends ($1.20 per share)                                       (1,100)                                     (1,100)
  Changes in unrealized holding
  gain on securities, net                                                                 154                      154
  Treasury stock transactions
    44,461 shares                                                                                  (1,624)      (1,624)
                                            ------     ------      -------            -------      ------      -------
Balance at December 31, 1997                $2,412     $2,412      $22,003            $    66     $(2,150)     $24,743
                                            ======     ======      =======            =======     =======      =======



The accompanying notes are an integral part of the consolidated financial statements.

1997 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES (Con't)

                                              ONEIDA VALLEY BANCSHARES, INC.
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      Years Ended December 31, 1997, 1996, and 1995
                                                  (Thousands of Dollars)


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               1997              1996              1995
                                                                               ----              ----              ----
Cash flows from operating activities:
Net income                                                                  $  2,514           $ 2,508          $  2,405
Adjustments  to reconcile  net income to net cash
 provided  by operating activities:
 Depreciation                                                                    468               460               505
 Provision for possible loan losses                                              235               350               175
 Provision for deferred taxes                                                    (50)                9                57
 Loss on sale of securities                                                        0                 4                (6)
 Amortization of bond premium, net                                                32                (3)               23
Changes in other assets and liabilities:                                        (245)              452               (86)
                                                                            --------           -------          --------
Net cash provided by operating activities                                      2,954             3,780             3,073
                                                                            --------           -------          --------
Cash flows from investing activities:
 Proceeds from investment activities                                          18,705            13,692            16,593
 Purchase of investment securities                                           (21,122)           (7,905)          (15,170)
 Net increase in loans                                                        (7,882)           (8,506)           (4,131)
 Capital expenditures                                                         (1,053)             (736)             (334)
                                                                            --------           -------          --------
Net cash used in investing activities                                        (11,352)           (3,455)           (3,042)
                                                                            --------           -------          --------
Cash flows from financing activities:
 Net (decrease) increase in demand deposits                                   (1,399)              688             3,054
 Net increase (decrease) in Regular savings, NOW, Money Market                 2,613            (4,877)          (10,204)
 Net increase in Certificates of deposit                                       3,753             3,009            12,892
 Net increase (decrease) in short term borrowings                              3,169               314              (581)
 Purchases of treasury stock                                                  (1,624)             (526)                0
 Dividends paid                                                               (1,120)           (1,062)           (1,042)
                                                                            --------           -------          --------
Net cash provided by (used in) financing activities                            5,392            (2,454)            4,119
                                                                            --------           -------          --------
Net (decrease) increase in cash and cash equivalents                          (3,006)           (2,129)            4,150
Cash and cash equivalents at beginning of year                                12,756            14,885            10,735
                                                                            --------           -------          --------
Cash and cash equivalents at end of year                                    $  9,750           $12,756          $ 14,885
                                                                            ========           =======          ========
Supplemental  disclosures  of cash flow  information:
  Cash paid during the year for:
  Interest                                                                  $  6,333           $ 6,306          $  6,050
  Income taxes                                                              $  1,330           $ 1,229          $  1,226
  Non-cash investing activity:
   Unrealized gains on investment securities, net                           $    233           $    20          $  2,248
  Non-cash financing activity:
   Dividends declared and unpaid                                            $    407           $   427          $    405

Included in proceeds from investment securities is $10,106, $9,931, and $7,678 of proceeds resulting from maturities and principal payments of securities designated as held to maturity for 1997, 1996, and 1995, respectively. Investment securities purchased includes $3,481, $3,223, and $11,512 for purchases of held-to-maturity securities for 1997, 1996, and 1995, respectively.


The accompanying notes are an integral part of the consolidated financial statements.

                  ONEIDA VALLEY BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Nature of Operations

     Oneida Valley Bancshares, Inc. (the Company) is a one-bank holding company whose only subsidiary and operating entity, Oneida Valley National Bank (the Bank), delivers commercial banking services from nine branches in Madison, Oneida, and Onondaga counties.


     Basis of Presentation

     The consolidated financial statements of the Oneida Valley Bancshares, Inc. and subsidiary, The Oneida Valley National Bank, conform to generally accepted accounting principles and general banking practices prescribed by the Comptroller of the Currency. The following is a summary of the more significant policies.


     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary after elimination of inter-company accounts and transactions.


     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments and in determining the unrealized holding gain or loss on securities:

     Cash and Cash Equivalents: The carrying amount reported in the balance sheet for cash and short term instruments approximate those assets' fair values.

     Investment Securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for all other loans is estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying value of accrued interest approximates its fair value.

     Deposit Liabilities: The fair values disclosed for non-interest bearing accounts, and accounts with no stated maturity date, are by definition equal to the amount payable on demand at the reporting date. The fair value of time deposits was estimated by discounting expected monthly maturities at interest rates approximating those currently being offered on time deposits of similar terms. The fair value of accrued interest approximates carrying value.

     Short-term borrowings: The carrying amounts of short-term borrowings approximate their fair values.


     Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.


     Investment Securities

     The Company classifies investment securities as held-to-maturity or available-for-sale. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity, and are reported at cost, adjusted for amortization of premiums and accretion of discounts. Investment securities not classified as held-to-maturity are classified as available-for-sale and are reported at fair value, with net unrealized holding gains and losses reflected as a separate component of stockholders' equity, net of the applicable income tax effect. None of the Company's investment securities have been classified as trading securities.

     Gains and losses on investment securities are based on the specific identification method.


     Loans

     Loans are reported at their principal outstanding balance net of charge-offs and unearned income. Interest income is generally recognized when income is earned using the interest method. Loan origination fees and certain loan origination costs are deferred and the net amounts are amortized as adjustments of the loans' yields.


     Allowance for Credit Losses

     The adequacy for the allowance for possible loan losses is periodically evaluated by the Company in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of the Company's historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, charge-offs, and the risk ratings of the various loan categories. Such factors as the level and trend of interest rats and the condition of the national and local economies are also considered.

     A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principle or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based upon the present value of future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on fair value of the collateral.


     Income Recognition on Impaired and Nonaccrual Loans

     Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity of payment of principal or interest for a period of more than 90 days unless they are well secured and are in the process of collection. While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding.


     Bank Premises and Equipment

     Bank premises and equipment are stated at cost less accumulated depreciation computed principally using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to operating expenses as incurred. The asset cost and accumulated depreciation are removed from the accounts for assets sold or retired and any resulting gain or loss is included in the determination of income.


     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes). FAS 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.


     Earnings Per Share

     Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding throughout each year (925,930, 952,919, and 964,740 for 1997, 1996, and 1995, respectively).

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" in 1997, which had no affect on quarterly or annual earnings as previously reported.


     Retirement Benefit Plans

     The Company has contributory and non-contributory benefit plans covering substantially all employees. The majority of the employees are covered by a defined benefit plan, with benefits based upon an employee's years of service and average final salary.

     Additionally, the Company provides certain medical and life insurance postretirement benefits.


     New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Accounting Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" effective 1998. This statement will require the Company to report comprehensive income. Comprehensive income is determined by adding unrealized investment holding gains or losses during the period to net income.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement requires companies to disclose financial and descriptive information about its reportable business segments. Management believes the Company only operates in one segment, which is the banking segment. Therefore, disclosures required under this pronouncement will not affect the financial statements of the Company.

2.   INVESTMENT SECURITIES

     As discussed in Note 1, the amortized cost and approximate fair value of investment securities at December 31, 1997, and 1996 are as follows:

                                                                   Gross           Gross
                                                 Amortized       Unrealized     Unrealized      Estimated      Carrying
                       1997                        Cost            Gains          Losses        Fair Value       Value
                                                 ---------       ----------     ----------      ----------     --------
     AVAILABLE FOR SALE
     U.S. Treasury and other U.S.
       government agencies                        $10,934            $ 26           $ 16         $10,944        $10,944
     Mortgage-backed securities                    24,693             193            111          24,775         24,775
     States and political subdivisions                446               0              0             446            446
     Other securities                               1,571               8              0           1,579          1,579
                                                  -------            ----           ----         -------        -------
          Total                                    37,644             227            127          37,744         37,744
                                                  -------            ----           ----         -------        -------
     HELD TO MATURITY
     U.S. Treasury and other U.S.
       government agencies                          9,029              53             10           9,072          9,029
     Mortgage-backed securities                     6,070              53             19           6,104          6,070
     States and political subdivisions              8,386             190              0           8,576          8,386
     Other securities                               2,516              25              3           2,538          2,516
                                                  -------            ----           ----         -------        -------
          Total                                    26,001             321             32          26,290         26,001
                                                  -------            ----           ----         -------        -------
     Total investment securities                  $63,645            $548           $159         $64,034        $63,745
                                                  =======            ====           ====         =======        =======
                       1996
     AVAILABLE FOR SALE
     U.S. Treasury and other U.S.
       government agencies                         $9,660             $26            $38          $9,648         $9,648
     Mortgage-backed securities                    22,737             132            275          22,612         22,612
     Other securities                               1,563               4              0           1,567          1,567
                                                  -------            ----           ----         -------        -------
          Total                                    33,960             162            295          33,827         33,827
                                                  -------            ----           ----         -------        -------
     HELD TO MATURITY
     U.S. Treasury and other U.S.
       government agencies                         10,074              31             37          10,068         10,074
     Mortgage-backed securities                     6,296              52             69           6,279          6,296
     States and political subdivisions              8,983             135             26           9,092          8,983
     Other securities                               1,947               3             15           1,935          1,947
                                                  -------            ----           ----         -------        -------
          Total                                    27,300             221            147          27,374         27,300
                                                  -------            ----           ----         -------        -------
     Total investment securities                  $61,260            $383           $442         $61,201        $61,127
                                                  =======            ====           ====         =======        =======

     The carrying value and estimated market value of debt securities at December 31, 1997, by contractual maturity are shown below. The maturities of mortgage-backed securities are based on the average life of the security. All other expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Available for sale                  Held to maturity
                                                 ---------------------------        --------------------------
                                                 Amortized        Estimated         Amortized       Estimated
                                                    Cost          Fair Value           Cost         Fair Value
                                                 ---------        ----------        ---------       ----------
     Due in one year or less                       $ 8,815          $ 8,810           $ 2,548          $ 2,554
     Due after one year through five years          21,069           21,151            20,037           20,237
     Due after five years through ten years          5,986            6,063             3,281            3,364
     Due after ten years                             1,774            1,720               135              135
                                                   -------          -------           -------          -------
          Total investment securities              $37,644          $37,744           $26,001          $26,290
                                                   -------          -------           -------          -------

     At December 31, 1997, and 1996, investment securities carried at $47,544 and $47,616, respectively, were pledged as collateral for certain deposits and other purposes as required or permitted by law. Included in States and political subdivisions at December 31, 1997 and 1996 are $1,397 and $357, respectively, of securities of New York State and its agencies.


3.   LOANS

     Major classifications of loans at December 31, are as follows:


                                                       1997              1996
                                                       ----              ----
     Commercial, financial and agricultural         $ 35,985          $ 29,976
     Real estate mortgage fixed rate                  48,953            50,167
     Real estate mortgage variable rate               15,891            16,011
     Consumer                                         35,668            32,713
     Credit card                                       1,124             1,164
                                                    --------          --------
     Total                                           137,621           130,031
                                                    --------          --------
     Less: Allowance for possible loan losses          1,717            1,754
     Less: Unearned income                                15              35
                                                    --------          --------
        Net loans                                   $135,889          $128,242
                                                    ========          ========

     Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid balances of mortgage loans serviced for others was $7,637 and $4,700 at December 31, 1997 and 1996, respectively.

     PAST DUE AND NONACCRUAL LOANS

     Loans past due 90 days or more and nonaccrual loans consisted of the following at December 31:


                                                      1997           1996
                                                      ----           ----
     Loans past due 90 days or more

     Commercial, financial and agricultural          $  479          $150
     Real estate mortgage                               419           216
     Consumer                                           200           157
     Credit card                                          6            11
                                                     ------          ----
       Total                                          1,104           534
                                                     ------          ----

     Nonaccrual loans

     Commercial, financial and agricultural             137           102
     Real estate mortgage                               119           136
     Consumer                                            37            67
     Credit card                                          0             0
                                                     ------          ----
       Total                                            293           305
                                                     ------          ----
          Total past due and nonaccrual loans        $1,397          $839
                                                     ======          ====

4.   ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Changes in the Allowance for Possible Loan Losses for the years ended December 31 are presented in the following summary:

                                                1997        1996         1995
                                                ----        ----         ----
      Balance at beginning of year            $1,754       $1,691       $1,610
      Recoveries credited                         57           54           56
      Provision for possible loan losses         235          350          175
      Loans charged-off                         (329)        (341)        (150)
                                              ------       ------       ------
         Balance at end of year                1,717        1,754        1,691
                                              ======       ======       ======

     For the years ended December 31, 1997, and 1996, the average recorded investment in impaired loans did not exceed $500 and $250, respectively. None of these loans had a specific valuation allowance recorded. The Company recognized no interest income on impaired loans during 1997 and 1996.

5.   LOANS TO RELATED PARTIES

     At December 31, the subsidiary Bank had loans to directors and executive officers of the Company and its subsidiary, and to entities in which they owned or controlled 10% or more of the voting stock as follows:


                                               1997    1996
                                               ----    ----

     Balance at beginning of year              $829     $935
     New loans and advances                     259       72
     Loan payments                             (264)    (178)
                                               ----     ----
         Balance at end of year                $824     $829
                                               ====     ====

6.   BANK PREMISES

     Bank premises and equipment at December 31, consist of the following:


                                                  1997           1996
                                                  ----           ----

     Land                                        $  386         $  386
     Premises                                     4,802          4,558
     Equipment                                    4,602          3,793
                                                 ------         ------
                                                  9,790          8,737
     Less: Accumulated depreciation               4,598          4,130
                                                 ------         ------
        Balance at end of year                   $5,192         $4,607
                                                 ======         ======

     Depreciation expense was $468 and $460 for 1997 and 1996.

7.   DEPOSITS

     The carrying amounts of deposits consisted of the following at December 31:

                                                  1997              1996
                                                  ----              ----

     Non-interest bearing checking             $ 28,649          $ 30,048
     Interest bearing checking                   22,108            19,638
     Savings accounts                            35,947            39,558
     Money market accounts                       20,949            17,195
     Time certificates of deposit                78,064            74,311
                                               --------          --------
        Total deposits                         $185,717          $180,750
                                               ========          ========

     The following table indicates the maturities of the Company's time deposits at December 31:

                                                  1997              1996
                                                  ----              ----

     Due in one year                            $61,150           $52,508
     Due in two years                             9,060            13,824
     Due in three years                           6,559             4,422
     Due in four years                              825             2,675
     Due in five years or more                      470               882
                                                -------           -------
                                                $78,064           $74,311
                                                =======           =======

     Total time deposits in excess of $100 thousand as of December 31, 1997 and 1996 were $27,259 and $26,820, respectively.


8.   BORROWINGS

     The following is a summary of borrowings at December 31:

                                                                       1997                               1996
                                                             --------------------------        -------------------------
                                                                               Original                        Original
                                                             Amount    Rate      Term          Amount   Rate     Term
                                                             ------    ----    --------        ------   ----   --------
     Short-term borrowings:
     Treasury Tax and Loan                                   $1,108    5.20%      Demand        $839    6.00%   Demand
     Federal Home Loan Bank advances                          1,000    5.87%    Six months         0
     Securities sold under repurchase agreements              1,000    5.88%     One year          0
     Federal funds purchased                                    900    6.63%     Overnight         0
                                                             ------                             ----
                                                             $4,008                             $839
                                                             ======                             ====

     Information related to short-term borrowings at December 31 is as follows:

                                                             1997     1996
                                                             ----     ----
     Maximum outstanding at any month end                   $4,008   $1,307
     Average amount outstanding during the year             $1,377     $951
     Average interest rate during the year                   5.47%    4.42%

     Average amounts outstanding and average interest rates are computed using monthly averages.

     At December 31, 1997 and 1996, the Bank had available a line of credit with the Federal Home Loan Bank of New York of $10,600 and $10,000, respectively, $1,900 and $0 of which was outstanding as of December 31, 1997 and 1996, respectively.

     At December 31, 1997 and 1996, the Bank also had available a $2,500 line of credit with another financial institution which was unused.

9.   INCOME TAXES

     The provision for income taxes for the years ended December 31 is comprised of the following:


                                                       1997      1996      1995
                                                       ----      ----      ----
     Current portion:
       Federal                                        $1,011    $1,019    $  967
       State                                             278       278       297
                                                      ------    ------    ------
     Total current                                     1,289     1,297     1,264
     Deferred portion                                     11         9        57
                                                      ------    ------    ------
     Total consolidated provision for income taxes    $1,300    $1,306    $1,321
                                                      ======    ======    ======

     A reconciliation of the statutory rate to the effective income tax rate for the years ended December 31 is as follows:

                                                    1997       1996       1995
                                                    ----       ----       ----
     Statutory federal income tax rate
     Variances from statutory rate:                  34%        34%        34%
       State income tax
         net of federal tax benefit                   5          5          5
       Tax exempt income                             (5)        (4)        (4)
                                                    ----       ----       ----
         Effective tax rate                          34%        35%        35%
                                                    ====       ====       ====

     Temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                Deferred tax
                                                            Assets (liabilities)

                                                               1997      1996
                                                               ----      ----

     Allowance for possible loan losses                       $ 491      $ 503
     Benefit plans                                              360        317
     Accretion                                                  (30)       (38)
     Depreciation                                              (162)      (154)
     Unrealized (gain) loss on securities, net                  (34)        45
     Other, net                                                  15         17
                                                               ----       ----
     Total deferred taxes net, included in other assets        $640       $690
                                                               ====       ====

10.  RETIREMENT PLANS

     The Company, through its Bank subsidiary, is a participant in the New York State Bankers Retirement System. Substantially, all full-time employees who meet minimum service requirements are covered.

     The following table sets forth the plan's funded status and amounts recognized in the Company's Statement of Financial Condition at December 31:

                                                                                         1997             1996
                                                                                         ----             ----
     Actuarial present value of benefit obligations:
       Accumulated benefit obligation, including
         vested benefits of $3,229 and $3,084                                           $(3,244)         $(3,101)
                                                                                        -------          -------
     Projected benefit obligation for service
       rendered to date                                                                 $(4,090)         $(4,169)
     Plan assets at fair value, primarily listed
       stocks and U.S. bonds                                                              6,167            5,127
                                                                                        -------          -------
     Excess of plan assets over
       projected plan benefit obligation                                                  2,077              958
     Unrecognized net loss from past experience
       different from that assumed and effects of
       changes in assumptions                                                            (1,140)             (22)
     Prior service cost not yet recognized in net
       periodic pension cost, being recognized over
       18 years                                                                             (70)             (78)
     Unrecognized net asset at January 1,
       being recognized over 18 years                                                      (304)            (348)
                                                                                        -------          -------
     Prepaid pension cost included in other assets                                      $    563         $   510
                                                                                        ========         =======
     Net pension cost included the following components:                  1997              1996            1995
                                                                          ----              ----            ----
       Service cost-benefits earned during the period                     $236              $228            $199
       Interest cost on projected benefit obligation                       325               308             286
       Actual return on plan assets                                       (426)             (393)           (343)
       Net amortization and deferral                                       (82)              (53)            (38)
                                                                         -----              ----            ----
     Net periodic pension expense                                         $ 53              $ 90            $104
                                                                         =====              ====            ====

     The weighted-average discount rate and rate of increase in future compensation levels used in 1997 and 1996 in determining the actuarial present value of the projected benefit obligation were 8.0%, and 4.0% in 1997, and 8.0% and 5.0% in 1996. The expected long-term rate of return on assets was 8.5% for 1997 and 1996.

     The actuarial present value of accumulated plan benefits represents the liability of the pension plan at the plan year-end. Net assets available for benefits includes funds anticipated to be necessary to provide for future increases in earnings between the plan year-end and the normal retirement date of participants. The plan is funded on the expected level of benefits at retirement, whereas the present value is only a snapshot at a point in time.

     The Company has a deferred profit sharing/401(k) plan. Contributions to the deferred profit sharing plan are determined semi-annually by the Board of Directors. Contributions by the Company to the 401(k) and profit sharing trust, including payments directly to employees, were $317 and $343 in 1997 and 1996, respectively.

11.  POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides post-retirement medical and life insurance benefit plans covering substantially all employees. Medical benefits are provided to retirees and their dependents and supplements coverage provided by Medicare. The life insurance plan is non-contributory and is provided in a fixed amount based on the level of compensation at retirement. The Company pays health premiums for retirees based on a fixed percentage up to a predetermined level.

     The following table sets forth the status of the Company's post-retirement plans, which are unfunded, at December 31:

     Accumulated Post-retirement Benefit Obligation (APBO):

                                                                                            1997             1996
                                                                                            ----             ----
     Retirees                                                                               $551             $495
     Active plan participants fully eligible                                                  30               63
     Other active plan participants not yet fully eligible                                   342              336
                                                                                            ----             ----
       Total APBO                                                                            923              894
     Unrecognized prior service cost                                                         121              135
     Unrecognized net loss                                                                  (68)             (53)
                                                                                            ----             ----
     Accrued post-retirement benefit obligation                                             $976             $976
                                                                                            ====             ====
     Net periodic post-retirement benefit cost
     included the following components:                                   1997              1996             1995
                                                                          ----              ----             ----
     Service cost-benefits attributed to service during
     the period                                                          $ 23               $ 22             $ 24
     Amortization of unrecognized prior service
     cost (11.8 years)                                                    (14)               (14)             (14)
     Interest cost on accumulated post-retirement
     benefit obligation                                                    62                 63               58
                                                                         ----               ----             ----
     Net post-retirement benefit cost                                    $ 71               $ 71             $ 68
                                                                         ====               ====             ====

     A 9.5% annual rate of increase in the per capita costs of covered health care benefits was assumed for 1997, gradually decreasing to 5.5% by the year 2005. Increasing the assumed health care cost trend rates by one percentage point would not have a significant impact on the accumulated post-retirement benefit obligation or the aggregate service and interest cost components of the net periodic post-retirement benefit for 1997. A discount rate of 7.0% and 7.5% for 1997 and 1996 was used to determine the accumulated post-retirement benefit obligation.


12.  DIVIDENDS

     The primary source of cash to pay dividends to the Company's shareholders is through dividends from its banking subsidiary. Banking regulations limit the amount of dividends that a bank may pay to its parent company. At December 31, 1997, additional dividends totaling $4,199 could have been paid without prior regulatory approval. There were no loans or advances from the subsidiary Bank to the Company as of December 31, 1997.

13.  COMMITMENTS

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist primarily of commitments to extend credit which involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of condition. The contract amount of those commitments to extend credit reflects the extent of involvement the Company has in this particular class of financial instruments. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of the instrument. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

                                                        Contract Amount
     Financial instruments whose contract           1997               1996
     amounts represent credit risk:                -------------------------
       Commitments to extend credit                $19,597           $17,012

     The  fair  value  of  these   commitments   to  extend  credit  is  not
     significantly different than the contract amount.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include residential real estate and income-producing commercial properties.

     The Company is required to maintain a reserve balance, as established by the Federal Reserve Bank of New York. The required average total reserve for the 14-day maintenance period ended December 31, 1997 was $1,281 of which $600 was required to be on deposit with the Federal Reserve Bank of New York. The remaining $681 was represented by cash on hand.

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table summarizes the fair value of the Company's financial instruments:

                                               1997            1997             1996            1996
                                             CARRYING          FAIR           CARRYING          FAIR
                                               VALUE           VALUE            VALUE           VALUE
                                             --------          -----          --------          -----
     Financial assets
     Cash and cash equivalents               $  9,750        $  9,750         $ 12,756        $ 12,756
     Investment securities                     63,745          64,034           61,127          61,201
     Loans                                    137,606         139,184          129,996         129,650
     Allowance for loan losses                 (1,717)                          (1,754)
                                             --------        --------         --------        --------
     Net loans                                135,889         139,184          128,242         129,650
                                             --------        --------         --------        --------
     Total financial assets                  $209,384        $212,968         $202,125        $203,607
                                             ========        ========         ========        ========

     Financial liabilities
     Deposits                                $185,717        $185,820         $180,750        $180,902
     Short term borrowings                      4,008           4,008              839             839
                                             --------        --------         --------        --------
     Total financial liabilities             $189,725        $189,828         $181,589        $181,741
                                             ========        ========         ========        ========

     Please refer to the appropriate footnotes that contain the related disclosures for the above financial instruments.


15.  OTHER OPERATING EXPENSE

     Other expense at December 31 includes:

                                             1997           1996           1995
                                             ----           ----           ----

     Outside services                      $  685         $  529         $  518
     Advertising and marketing                214            211            193
     Office supplies                          192            212            208
     Postage and shipping                     133            139            135
     FDIC insurance                            28              2            202
     Other                                    731            783            659
                                           ------         ------         ------
     Total other operating expense         $1,983         $1,876         $1,915
                                           ======         ======         ======

16.  DISCLOSURES REQUIRED BY THE OFFICE OF THE
     COMPTROLLER OF THE CURRENCY

     This annual report includes all of the information required by the Office of the Comptroller of the Currency for the annual disclosure statement required of national banks. The Office of the Comptroller of the Currency has not verified or confirmed the accuracy of the data presented.


17.  CAPITAL

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all the requirements to which it is subject.

     As of September 30, 1997, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as "well-capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well-capitalized", the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are also presented in the following table:

                                                                                                    To Be Well-
                                                                          For Capital             Capitalized Under
                                                                           Adequacy              Prompt Corrective
                                                 Actual                    Purposes              Action Provisions
                                           ------------------         -------------------       -------------------
     (Thousands of dollars)                Amount       Ratio         Amount        Ratio       Amount        Ratio
                                           ------------------         -------------------       -------------------
     As of December 31, 1997
     Total Capital
       (to Risk Weighted Assets)           26,245        20.9%       10,037          8.0%       12,546        10.0%
     Tier 1 Capital
       (to Risk Weighted Assets)           24,677        19.7%        5,018          4.0%        7,527         6.0%
     Tier 1 Capital
       (to Average Assets)                 24,677        11.3%        8,721          4.0%       10,901         5.0%

     As of December 31, 1996
     Total Capital
       (to Risk Weighted Assets)           26,348        22.7%        9,285          8.0%       11,606        10.0%
     Tier 1 Capital
       (to Risk Weighted Assets)           24,887        21.4%        4,643          4.0%        6,964         6.0%
     Tier 1 Capital
       (to Average Assets)                 24,887        11.9%        8,341          4.0%       10,427         5.0%

18.  PARENT COMPANY FINANCIAL INFORMATION

     CONDENSED FINANCIAL STATEMENT INFORMATION OF
     ONEIDA VALLEY BANCSHARES, INC. IS AS FOLLOWS:

     BALANCE SHEET
                                                                   1997            1996
                                                                   ----            ----
     ASSETS
        Cash and due from banks                                  $     6         $     6
        Investment in subsidiary, at equity                       24,710          24,765
        Dividend receivable from subsidiary                          407             427
        Other assets                                                  27              28
                                                                 -------         -------
          TOTAL ASSETS                                           $25,150         $25,226
                                                                 =======         =======

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Liabilities:
        Dividends payable                                        $   407         $   427
                                                                 -------         -------
          TOTAL LIABILITIES                                      $   407         $   427
                                                                 -------         -------
     Stockholders' equity:
        Common stock, $2.50 par value;
        2,000,000 shares authorized,
        964,740 shares issued                                      2,412           2,412
        Surplus                                                    2,412           2,412
        Retained earnings                                         22,003          20,589
        Unrealized holding gain (loss) on securities, net             66             (88)
        Treasury stock                                            (2,150)           (526)
                                                                 -------         -------
          TOTAL STOCKHOLDERS' EQUITY                             $24,743         $24,799
                                                                 -------         -------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $25,150         $25,226
                                                                 =======         =======

     STATEMENT OF INCOME
     Years ended December 31, 1997, 1996, and 1995
                                                                     1997      1996       1995
                                                                     ----      ----       ----
     Revenue:
       Dividends from The Oneida Valley National Bank               $2,724     $1,612     $1,042
       Other dividends                                                   2          2          2
                                                                    ------     ------     ------
         Total revenue                                               2,726      1,614      1,044
                                                                    ------     ------     ------

     Expenses:
       Other expense                                                     2          2          2
                                                                    ------     ------     ------
         Total other expenses                                            2          2          2
                                                                    ------     ------     ------
         Income before equity in undistributed                       2,724      1,612      1,042
         income of subsidiary
     Equity in undistributed net income of                            (210)       896      1,363
     subsidiary bank
                                                                    ------     ------     ------
         NET INCOME                                                 $2,514     $2,508     $2,405
                                                                    ======     ======     ======


     STATEMENT OF CASH FLOWS
     Years ended December 31, 1997, 1996, and 1995
                                                                     1997      1996       1995
                                                                     ----      ----       ----
     Cash flows from operating activities:
     Net income                                                    $ 2,514    $ 2,508    $ 2,405
     Adjustments to reconcile net income to
       net cash provided by operating activities:
       Equity in undistributed (earnings) losses of subsidiaries       210       (896)    (1,363)

     Net cash provided by operating activities                       2,724      1,612      1,042
                                                                   -------    -------    -------
     Cash flows from financing activities:
       Purchases of treasury stock                                  (1,624)      (526)         0
       Dividends paid                                               (1,100)    (1,084)    (1,042)
                                                                   -------    -------    -------
     Net cash provided by (used in) financing activities            (2,724)    (1,610)    (1,042)

     Net (decrease) increase in cash and cash equivalents                0          2          0
     Cash and cash equivalents at beginning of year                      6          4          4
                                                                   -------    -------    -------
     Cash and cash equivalents at end of year                      $     6    $     6    $     4
                                                                   =======    =======    =======

                              ONEIDA VALLEY BANCSHARES, INC. AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF CONDITION
                            September 30, 1998 (unaudited) and December 31, 1997
                                         (Thousands of Dollars)


                                                      September 30, 1998               December 31, 1997
                                                      ------------------               -----------------
ASSETS
Cash and cash equivalents
  Cash and due from banks                                   $  8,476                       $  9,750
  Federal funds sold                                           4,900                              0
                                                            --------                       --------
Total cash and cash equivalents                               13,376                          9,750
Investment securities                                         64,900                         63,745
Loans                                                        141,254                        137,621
 Less: Allowance for possible loan losses                      1,702                          1,717
 Less: Unearned income                                             6                             15
                                                            --------                       ---------
  Net loans                                                  139,546                        135,889
Bank premises and equipment                                    4,996                          5,192
Other assets                                                   3,175                          2,923
                                                            --------                       --------
  TOTAL ASSETS                                              $225,993                       $217,499
                                                            ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
 Deposits:
  Non-Interest Bearing                                      $ 27,255                       $ 28,649
  Interest Bearing                                           168,257                        157,068
                                                            --------                       --------
  Total deposits                                             195,512                        185,717
Short-term borrowings                                          1,317                          4,008
Accrued taxes and other liabilities                            3,291                          3,031
                                                            --------                       --------
 Total liabilities                                           200,120                        192,756
                                                            --------                       --------
Stockholders' equity
 Common stock, par value $2.50 per share;
 2,000,000 shares authorized, 964,740 issued                   2,412                          2,412
 Surplus                                                       2,412                          2,412
 Undivided profits                                            22,928                         22,003
 Accumulated other comprehensive income                          357                             66
 Treasury stock, at cost: 61,863 and 59,461 shares            (2,236)                        (2,150)
                                                            --------                       --------
Total stockholders' equity                                    25,873                         24,743
                                                            --------                       --------
TOTAL STOCKHOLDERS' AND
  STOCKHOLDERS' EQUITY                                      $225,993                       $217,499
                                                            ========                       ========

The accompanying notes are an integral part of the consolidated financial statements.

                                           ONEIDA VALLEY BANCSHARES, INC.
                                          CONSOLIDATED STATEMENTS OF INCOME
                                               (Thousands of Dollars)
                                                    (Unaudited)


                                                                   Three Months Ended           Nine Months Ended
                                                                       September 30               September 30
                                                                   -------------------         -------------------
                                                                     1998        1997          1998           1997
                                                                   -------        ----         ----           ----
INTEREST INCOME
Interest and fees on loans                                         $ 3,099     $ 3,031       $ 9,166        $ 8,804
Interest and dividends on investment securities:
  U.S. government and agency obligations                               739         775         2,254          2,276
  State and municipal obligations                                      127          97           346            305
  Other                                                                 67          75           203            213
Interest on federal funds sold and balances with banks                 133          51           275            158
                                                                   -------     -------       -------        -------
  Total Interest Income                                              4,165       4,029        12,244         11,756
                                                                   -------     -------       -------        -------
INTEREST EXPENSE
 Interest on deposits:
  Regular savings, NOW, money market                                   643         599         1,837         1,693
  Time deposits                                                      1,129       1,047         3,342         2,982
 Interest on short term borrowings                                      23          17            82            37
                                                                   -------     -------       -------        -------
  Total interest expense                                             1,795       1,663         5,261         4,712
                                                                   -------     -------       -------        -------
  Net Interest income                                                2,370       2,366         6,983         7,044
PROVISION FOR POSSIBLE
LOAN LOSSES                                                             98          25           296           175
                                                                   -------     -------       -------        -------
  Net interest income after provision
   for possible loan losses                                          2,272       2,341         6,687          6,869
                                                                   -------     -------       -------        -------
OTHER OPERATING INCOME
 Trust Department income                                                65          54           244            201
 Service charges on deposit accounts                                   216         233           645            645
 Computer service                                                       67          59           191            177
 Other                                                                 192         200           514            464
 Investment security losses                                              0           0            (9)             0
                                                                   -------     -------       -------        -------
  Total other operating income                                         540         546         1,585          1,487
                                                                   -------     -------       -------        -------
OTHER OPERATING EXPENSE
 Salaries and employee benefits                                      1,020       1,058         3,303          3,227
 Net occupancy expense of bank premises                                144         160           465            428
 Furniture and equipment expense                                       207         125           471            373
 Printing stationary and supplies                                       38          51           130            144
 FDIC insurance expense                                                  2         (16)           17             22
 Other                                                                 630         486         1,569          1,289
                                                                   -------     -------       -------        -------
  Total other operating expense                                      2,041       1,864         5,955          5,483
                                                                   -------     -------       -------        -------
  Income before income taxes                                           771       1,023         2,317          2,873
APPLICABLE INCOME TAXES                                                233         359           714            985
                                                                   -------     -------       -------        -------
  NET INCOME                                                       $   538     $   664       $ 1,603        $ 1,888
                                                                   =======     =======       =======        =======
BASIC EARNINGS PER COMMON SHARE
 Weighted average shares outstanding                               903,272     949,740       903,959        932,890
                                                                   -------     -------       -------        -------
 Net Income per share                                              $  0.60     $  0.70       $  1.77        $  2.02
                                                                   =======     =======       =======        =======

The accompanying notes are an integral part of the consolidated financial statements.


                                               ONEIDA VALLEY BANCSHARES, INC.
                                             CONSOLIDATED STATEMENTS OF CHANGES
                                                  IN STOCKHOLDERS' EQUITY
                                            Nine months ended September 30, 1998
                                                   (Thousands of Dollars)
                                                         (Unaudited)

                                                                                Accumulated other     Treasury
                                       Common                   Undivided        Comprehensive          Stock
                                       Stock       Surplus       Profits             Income            At Cost       Total
                                       ------      -------      ----------      -----------------    -----------     -----

Balance at December 31, 1997           2,412        2,412         22,003              66              (2,150)        24,743
  Net income-September, 30, 1998                                   1,603                                              1,603
  Dividends ($.75 per share)                                        (678)                                              (678)
  Changes in unrealized holding
   gain on securities, net                                                            291                               291
  Treasury stock transactions
   2,402 shares                                                                                          (86)           (86)
                                       -----        ------        ------              ---             -------        ------
Balance at September 30, 1998          2,412        2,412         22,928              357             (2,236)        25,873
                                       =====        ======        ======              ===             =======        ======

The accompanying notes are an integral part of the consolidated financial statements.


                                 ONEIDA VALLEY BANCSHARES, INC.
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                            Nine Months Ended September 1998 and 1997
                                     (Thousands of Dollars)
                                          (unauditied)


                                                                September 30,       September 30,
                                                                    1998                1997
                                                                -------------       ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows from operating activities:
Net income                                                        $  1,603            $  1,888
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation                                                         376                 341
  Provision for possible loan losses                                   296                 175
  Loss on sale of securities                                             9                   0
  Amortization of bond premium, net                                    101                  17
Changes in other assets and liabilities:                                39                (278)
                                                                  --------            --------
Net cash provided by operating activities                            2,424               2,143
                                                                  --------            --------
Cash flows from investing activities:
  Purchase of investment securities                                 22,461              11,081
  Proceeds from investment securities                              (23,285)            (12,650)
  Net increase in loans                                             (3,953)             (5,547)
  Capital expenditures                                                (180)               (913)
                                                                  --------            --------
Net cash used in investing activities                               (4,957)             (8,029)
                                                                  --------            --------
Cash flows from financing activities:
  Net decrease in demand deposits                                   (1,089)             (4,323)
  Net increase in Regular savings, NOW, Money Market                10,302               5,353
  Net increase in Certificates of deposit                              582               2,666
  Net (decrease) increase in short term borrowings                  (2,691)              1,168
  Purchases of treasury stock                                          (86)             (1,624)
  Dividends paid                                                      (859)               (893)
                                                                  --------            --------
Net cash provided by (used in) financing activities                  6,159               2,347
                                                                  --------            --------
Net increase (decrease) in cash and cash equivalents                 3,626              (3,539)
Cash and cash equivalents at beginning of year                       9,750              12,756
                                                                  --------            --------
Cash and cash equivalents at end of year                          $ 13,376            $  9,217
                                                                  ========            ========

Supplemental disclosures of cash flow information:

Cash paid during the year for;                                    $  5,072            $  5,166
  Interest                                                        $    870            $    942
  Income taxes
  Non-cash investing activity:
  Unrealized gains on investment securities, net                  $   (441)           $   (144)
Non-cash financing activity:
  Dividends declared and unpaid                                   $    226            $    226

Included in proceeds from investment securities is $5,683 and $4,940 of proceeds resulting from maturities and principal payments of securities designated as held to maturity for 1998 and 1997, respectively. Investment securities purchased includes $1,133 and $3,346 for purchases of held-to-maturity securities for 1998 and 1997, respectively.

The accompanying notes are an integral part of the consolidated financial statements.

                 ONEIDA VALLEY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Thousands of Dollars)

BASIS OF PRESENTATION

     The foregoing consolidated financial statements are unaudited; however, in the opinion of Management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial statements have been included. A summary of the Bank's significant accounting policies is set forth in note 1 to the 1997 Consolidated Financial Statements of the Bank. The balance sheet at December 31, 1997, has been derived from the audited financial statements at that date.


NEW ACCOUNTING PRONOUNCEMENTS

     Effective January, 1, 1998, the Bank adopted Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income." This pronouncement requires the Bank to report the effects of unrealized investment holding gains or losses on comprehensive income.

     In June of 1998 the Financial accounting Standards Board (FASB) issued SFAS No. 133. This statement requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. This statement is effective for fiscal quarters of fiscal years beginning after June 30, 1999. Since the Company does not have any derivative instruments or hedges, management believes there will be no effect on the Company.